Exhibit 99.1

VitalStream Stockholders Approve Reverse Stock Split

IRVINE, Calif. - March 27, 2006 - VitalStream Holdings, Inc. (OTCBB: VSTH), a world leader in audio and video streaming, today announced that its stockholders have approved the authorization of a reverse split of all outstanding shares of the Company's common stock and that the Company's Board of Directors has established a split ratio of 1-for-4, such that each four shares of issued and outstanding common stock will be converted automatically into one share of common stock. The reverse stock split is expected to become effective after the close of market on April 4, 2006, and the consolidated common stock is expected to begin trading on a post-consolidation basis on April 5, 2006 on the OTC Bulletin Board. Instructions regarding the exchange of certificates will be sent to stockholders of record following the reverse split.

The Company anticipates filing an application for the listing of its common stock on the Nasdaq Capital Market (formerly known as the Nasdaq SmallCap Market) immediately following the effective date of the reverse split. If the application is successful, the Company's common stock could begin trading on the Nasdaq Capital Market as early as mid to late May. The Company could apply for listing of its common stock on the Nasdaq National Market as soon as 90 days after its stock begins trading on the Nasdaq Capital market, provided that it continues to meet all listing requirements.

Jack Waterman, Chairman and Chief Executive Officer of VitalStream, stated, "We expect that 2006 will be a year of significant growth for VitalStream. A share consolidation and Nasdaq listing is part of our strategic plan to establish a strong platform for that growth, while simultaneously expanding our visibility within the investment community."

About VitalStream

VitalStream, Inc., a wholly owned subsidiary of VitalStream Holdings, Inc. (OTC: VSTH), is the world's leading streaming solutions provider and international content delivery network that provides the reliable choice for delivering streaming media to global audiences. VitalStream provides complete solutions, including video and audio streaming, live event broadcasting, media asset management and consulting services that seamlessly integrate with today's leading streaming media technologies. VitalStream's innovative tool set streamlines the process of delivering the leading streaming media formats, Macromedia® Flash™ and Microsoft® Windows Media®, over the Internet. VitalStream's worldwide content delivery network is certified for quality transfer in the United States, Europe and Asia and delivers much of today's most popular online media. VitalStream serves an international customer base including Fortune 500 corporations, movie studios, news broadcasters, music and radio companies, advertising agencies and educational institutions. For more information, visit www.vitalstream.com.

Forward Looking Statements

This news release contains forward-looking statements made by VitalStream in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by these statements. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the company may not experience significant growth despite recent trends; uncertainties regarding the future demand for our products and services generally; the risk that our stock may not be accepted for listing on the Nasdaq Capital Market or Nasdaq National Market for one of various reasons, including an unanticipated failure to meet the quantitative listing requirements or a decision by Nasdaq to deny the application for discretionary reasons; and/or uncertainties regarding our ability to pursue our proposed business strategy. More detailed information about these factors and others are discussed in "Risk Factors," and elsewhere in the most recently filed Annual Report on Form 10-K of VitalStream Holdings, Inc., and other documents periodically filed by VitalStream Holdings, Inc. with the SEC. Such forward-looking statements speak only as of the date of this release. The company is under no obligation and expressly disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

VitalStream is a registered trademark of VitalStream, Inc. All other names or marks are the property of their respective owners.

Investor Contacts:
Alex Wellins or Jennifer Jarman
The Blueshirt Group, for VitalStream
415-217-7722